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                                                                   EXHIBIT 10(g)

                           POST RETIREMENT AGREEMENT

          This Agreement is entered into by and between Billy G. Hartley ("Executive") and Southside Bank and Southside Bancshares, Inc. ("Employer") whereby it is agreed as follows:

                                    RECITALS

A. Southside Bank is a Texas Banking Corporation with its principal office and place of business in Tyler, Texas, and Executive is currently serving as the Chief Executive Officer of the bank and has served the bank as its Chief Executive Officer since the bank commenced business.

B. Southside Bancshares, Inc., is the holding company that owns all of the stock of Southside Bank and other related entities and Executive is the Chief Executive Officer of such corporation and serves as the Chairman of the Board of Directors of such corporation and has held that position since the formation of such corporation.

C. The Board of Directors of both entities have determined that it is crucial to continue to retain the services, expertise and guidance of Executive and to provide for an efficient and smooth transition upon the retirement of Executive.

D. The Boards of Directors recognize that Executive has developed extensive relationships with the bank's customers, East Texas civic and business leaders, banking industry leaders and governmental agencies that are extremely valuable to the bank.

E. Both Boards of Directors have unanimously approved both corporations entering into this Agreement with Executive dealing with and establishing a mechanism and procedure to ensure the continued guidance and assistance from Executive.

                                   AGREEMENT

1. Upon the retirement of Executive, Executive shall resign as an officer of Employer and shall further resign as Chairman of the Board of Employer. Executive shall continue to serve on


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both boards as a regular "outside" director and be on all committees but shall have the title of "Chairman Emeritus".

2. Upon retirement, Executive shall be employed by Southside Bank as the Director of Public Relations and in such capacity, Executive shall assist the bank in its relations with the business community, regulatory community and legislative organizations and thereby will provide to the bank access to the knowledge, insight and experience acquired by the Executive during his numerous years of service. Executive shall determine the work schedule required to accomplish his duties and shall receive a monthly salary of $1,000.00 per month.

     a. Executive shall receive during the term of this Agreement two (2) vehicles furnished by the bank and maintained by the bank of similar value to the two (2) vehicles furnished to Executive prior to retirement. Upon the death of Executive during the term of this Agreement, Executive's surviving spouse shall be given the vehicle of her selection.

     b. Executive shall receive membership in two (2) clubs of Executive's selection and reimbursement for all charges incurred by Executive on behalf of Employer's business.

     c. Employer shall reimburse Executive for all travel expenses incurred by Executive on Employer related travel.

     d. Executive shall be furnished an office in the main office in the bank and an administrative assistant to assist Executive in carrying out his functions under the terms of this Agreement.

     e. Executive shall continue to be deemed an employee of the bank for insurance purposes and the insurance benefits available to employees and their family shall be afforded to Executive.


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3.   Employer recognizes that subsequent corporate action could adversely affect this Agreement even though Executive has commenced fulfilling his commitments under the terms of this Agreement. In order to prevent such inequities and to provide a certainty of benefits even in the event of adverse corporate action, Employer agrees that in the event of a change of control (the acquisition by an entity or an affiliated group of sufficient number of shares of the common stock of Southside Bancshares, Inc. to permit such entity or affiliated group to gain control of the Board of Directors) and thereafter such Board of Directors elect to terminate this Agreement or Employer terminates this agreement without good cause even without a change of control, the termination of this Agreement shall require the Employer to pay to Executive a cash payment of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) in lieu of all further benefits under this Agreement and any damages associated with the termination of such Agreement.

4. During the term of this Agreement, Executive shall not engage, directly or indirectly, in competition with any of the activities of either Employer within any of the territory in which either does business.

5. This Agreement is in addition to all prior agreements between Executive and either of the Employers and shall not be deemed an amendment or modification of any such agreements. Either party may terminate this Agreement upon ninety (90) days written notice and upon the death of Executive, this Agreement shall immediately terminate.

     Dated this 20th day of June, 2001.

                                        SOUTHSIDE BANK


                                        BY: /s/ SAM DAWSON
                                           --------------------------------
                                           SAM DAWSON, PRESIDENT


                                        SOUTHSIDE BANCSHARES, INC.


                                        BY: /s/ SAM DAWSON
                                           --------------------------------
                                           SAM DAWSON, PRESIDENT


                                                 -EMPLOYER-


                                        /s/ BILLY G. HARTLEY
                                        --------------------------------
                                        BILLY G. HARTLEY


                                                 -EXECUTIVE-




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